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                                   EXHIBIT B
                                   ---------

                          AGREEMENT AS TO JOINT FILING

         Pursuant to Regulation Section 240.13d-1(k)(1)(iii), the undersigned acknowledge and agree that the attached Schedule 13D relating to International Aircraft Investors is being filed on behalf of each of the undersigned.

Dated: February 18, 2000                KEY COLONY FUND, L.P.


                                            /s/ ALEX R. LIEBLONG
                                        By:___________________________
                                        Name:  Alex R. Lieblong
                                        Title: General Partner


                                        LIEBLONG TRANSPORT, INC.


                                            /s/ ALEX R. LIEBLONG
                                        By:___________________________
                                        Name:  Alex R. Lieblong
                                        Title: President


                                        PAUL SPANN

                                        /s/ PAUL SPANN
                                        ______________________________

                                        ALEX R. LIEBLONG

                                        /s/ ALEX R. LIEBLONG
                                        ______________________________